UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

LivaNova PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37599	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares - £1.00 nominal value per share	LIVN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Term Loan Facility

On June 10, 2020, LivaNova USA, Inc., as borrower (in such capacity, the “Borrower”), and LivaNova PLC, as holdings (in such capacity, “Holdings”), entered into a credit agreement (the “Credit Agreement”) with Ares Capital Corporation, as administrative agent and collateral agent (the “Agent”), and the other lenders from time to time parties thereto (the “Lenders”).

Pursuant to the Credit Agreement, the Lenders agreed to, among other things, provide a delayed draw term loan facility in an aggregate principal amount of $450 million (the “Term Loan”).

Maturity

If not prepaid prior to its scheduled maturity date in accordance with the Credit Agreement, the Term Loan will have to be repaid on June 30, 2025 (the “Maturity Date”).

Use of Proceeds and Conditions

The net proceeds of the Term Loan are expected to be used, together with a portion of the net proceeds of the Company’s concurrent offering of $250 million aggregate principal amount of cash exchangeable senior notes due 2025 (the “Notes”) (as described below under Item 8.01. Other Events), after fees, discounts, commissions and other expenses, to repay outstanding indebtedness under certain of the Company’s existing credit facilities and any related expenses. The remaining net proceeds of the Notes are expected to be used to pay the cost of the capped call transactions being entered into by the Company in connection with the offering of the Notes, and the remainder for general corporate purposes. Funding under the Credit Agreement is subject to satisfaction of certain customary conditions precedent, including, among other things, the entering into of security and guarantee documents by Holdings and certain of its subsidiaries, the payment of applicable fees and expenses, and the delivery of evidence of the receipt of the proceeds of the issuance of the Notes substantially concurrently with the disbursement of the Term Loan. The date on which the Term Loan is disbursed shall be defined as the “Closing Date”.

Interest

Borrowings under the Credit Agreement will bear interest at a variable annual rate equal to either, at the Borrower’s option, (i) the LIBOR rate (subject to a 1.0 percent floor), plus an applicable margin of 6.5 percent per annum, or (ii) a base rate determined as the highest of (a) the US Prime Rate, as published by the Wall Street Journal from time to time, (b) 1/2 of 1.0 percent per annum above the Federal Funds Effective Rate, (c) the LIBOR rate for an interest period of three months plus 1.0 percent and (d) a floor of 2.0 percent.

Interest on the Term Loan will be payable in arrears on the last day of each interest period (or at three month intervals if any interest period is longer than three months), which is one, two, three or six months, as selected by the Borrower.

Guarantee

The Borrower’s obligations under the Credit Agreement are guaranteed on a senior secured basis by Holdings and each of Holdings’ existing and future wholly owned material subsidiaries, other than certain excluded subsidiaries as set forth in the Credit Agreement (such guarantors, together with Holdings and the Borrower, the “Loan Parties”).

Security

The Borrower’s obligations under the Credit Agreement will be secured by a perfected first priority security interest in substantially all tangible and intangible assets of Holdings, certain UK subsidiaries of Holdings, and the domestic Loan Parties, other than certain excluded assets as set forth in the relevant security documents.

Prepayments

The Borrower may, at its option, voluntarily prepay any amounts outstanding under the Credit Agreement in whole or in part, subject to (i) the payment of a make-whole premium (calculated on the basis of a 102% reference threshold, the “Make-Whole Premium”) on any prepayment made on or prior to the second anniversary of the Closing Date, and (ii) the payment of a prepayment premium calculated as set forth below (the “Prepayment Premium”), on any prepayment made after the second anniversary of the Closing Date:

Time Period	Prepayment Premium
After the second anniversary, but on or prior to the third anniversary of the Closing Date	2.0%
After the third anniversary, but on or prior to the fourth anniversary of the Closing Date	1.0%
On or after the fourth anniversary of the Closing Date	0.0%

In addition, the Borrower is required to make mandatory prepayments under the Credit Agreement upon the occurrence of specified events, including, but not limited to, (i) the receipt of proceeds from certain asset dispositions (subject to the right to reinvest the relevant proceeds), (ii) the incurrence of indebtedness not permitted to be incurred under the Credit Agreement, and (iii) the acceleration of the Term Loan upon an event of default or a change of control event, in each case, subject to the payment of the Make-Whole Premium or the Prepayment Premium, as the case may be.

Covenants

The Credit Agreement contains certain affirmative covenants, including, among others, covenants to furnish the Agent with financial statements and other financial and non-financial information, to provide the Agent notice of material events and information (including but not limited to regarding defaults under certain other contractual obligations, material litigations, environmental proceedings, etc.), to grant security over newly acquired assets or entities, to maintain suitable insurance coverage, to execute mortgages to secure real property, and to preserve intellectual property.

The Credit Agreement also contains negative covenants that restrict the ability of Holdings, the Borrower and any restricted subsidiaries, subject to certain exceptions, to incur additional indebtedness, grant liens on assets, undergo fundamental changes, sell assets, make restricted payments (including dividend payments), make investments (in the form of both equity injections and credit advances), prepay or modify the terms of certain debt instruments, engage in certain transactions with their affiliates, change Holdings’ fiscal year, enter into any arrangements prohibiting or limiting the ability of any Loan Party to grant liens upon its property or revenues, or the ability of any restricted subsidiary that is not a Loan Party to make restricted payments (including dividend payments and repayments of certain indebtedness), extend credit or transfer any assets to the Borrower or its restricted subsidiaries, or enter into any new line of business (either by Holdings directly or through a restricted subsidiary).

In addition, pursuant to the Credit Agreement, (i) the net revenue of Holdings, the Borrower and any restricted subsidiaries on a consolidated basis shall not be lower than $700,000,000 for each trailing 12 month period, such threshold to decrease pro rata (not below $550,000,000) upon prepayments of the Term Loan made by the Borrower out of the proceeds of certain asset sales, and (ii) the total secured leverage ratio for Holdings, the Borrower and any restricted subsidiaries on a consolidated basis shall not be greater than the applicable ratio set forth below:

Test Period	Total Secured Leverage Ratio
4 Quarters ending June 30, 2020 through each fiscal quarter thereafter until (and including) the fiscal quarter ending June 30, 2021	5.625:1.00
4 Quarters ending September 30, 2021 and ending each fiscal quarter thereafter	4.50:1.00

Events of Default

Events of default under the Credit Agreement include, among others, and subject to materiality qualifiers, grace periods and exceptions: (i) non-payment of principal amounts or interest on the Term Loan, (ii) material misrepresentation in the Credit Agreement or any related document, (iii) failure to comply with certain post-closing obligations, negative covenants and with financial and non-financial reporting obligations; (iv) failure to comply with other covenants in the Credit Agreement or any related document, (v) default under any material indebtedness, (vi) insolvency events, (vii) ERISA events, (viii) material judgements, (ix) guarantee and security documents ceasing to be in full force and effect, (x) de-listing of Holdings, (xi) the obligations under the Credit Agreement ceasing to rank as “senior debt” under the documentation regulating any material junior indebtedness, and (xi) receipt of exchange notices under the Notes requiring an exchange of the Notes in cash for an aggregate principal amount exceeding $25,000,000, unless Holdings or the Borrower is able to raise an equivalent amount as junior indebtedness within a specified time.

The Credit Agreement is governed by New York law.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Credit Agreement, and is subject to and qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On June 11, 2020, LivaNova PLC (the “Company”) issued a press release announcing the Company’s intention to offer, through its wholly owned U.S. subsidiary, LivaNova USA, Inc. (in such capacity, the “Issuer”), the Notes in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The press release announces that the Company will fully and unconditionally guarantee the Issuer’s obligations under the Notes. The press release also announces that in connection with the pricing of the Notes, the Issuer expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers in the note offering or their respective affiliates and/or other financial institutions having an expiration date that is the same as the maturity date of the Notes. A copy of the press release concerning the matters described in this paragraph is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Additionally, on June 11, 2020, the Company issued a press release announcing the transaction described above under Item 1.01. A copy of that press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1

Credit Agreement among LivaNova USA, Inc., as Borrower, the Company, as Guarantor, the several lenders from time to time parties thereto, Ares Capital Corporation, as Administrative Agent, and Ares Capital Corporation, as Collateral Agent, dated as of June 10, 2020.

99.1	LivaNova PLC press release dated June 11, 2020.

99.2	LivaNova PLC press release dated June 11, 2020.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: June 11, 2020	By:	/s/ Keyna Skeffington
	Name:	Keyna Skeffington
	Title:	Senior Vice President & General Counsel